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                                                                   Exhibit 10.16

                                                      [LOGO OF VERIZON WIRELESS]


                                                             __________USER NAME
Verizon Wireless Contract Accept
In order to submit applications, you must first accept the following contract.

                     BREW(TM) APPLICATION LICENSE AGREEMENT

This BREW(TM) Application License Agreement ("Agreement") is a legally binding agreement between you and Cellco Partnership d/b/a Verizon Wireless, a Delaware Partnership, having a place of business at 180 Washington Valley Road, Bedminster, New Jersey 07921 ("Verizon Wireless"). This Agreement sets forth the terms and conditions applicable to Verizon Wireless' reproduction and distribution of any of the BREW(TM) software applications developed by you and posted on the online BREW(TM) Catalog maintained by Qualcomm, Incorporated ("Applications"). Capitalized terms used herein, but not defined herein, shall have the same meaning ascribed to them in the agreement between you and Qualcomm, Incorporated related to the Applications ("BREW(TM) Developer Agreement").

1. License Grant.

          1. License. You hereby grant to Verizon Wireless a North American, assignable, non-exclusive, royalty-free license to: (i) copy, reproduce, display and perform all Applications on the Carrier Catalog, in object code format only, including all related documentation; and (ii) exploit, use, distribute, transmit, sublicense, transfer and assign an unlimited number of copies of all Applications to end users, in object code format only, including all related documentation. With respect to each Application, the foregoing license shall commence on the date the Application is downloaded into the Carrier Catalog and will terminate on the earlier of (a) the date the Application is removed from the Carrier Catalog, or (b) the date of termination of this Agreement. No such removal or termination will terminate an end user's rights or licenses to continue to use those Applications that were downloaded by the end user prior to such removal or termination. All rights not granted in this Agreement are hereby reserved by you.

          2. License Restrictions. Except to the extent permitted by this Agreement or by applicable law, Verizon Wireless agrees not to:
               (i) copy, reproduce, display, perform, exploit, use, distribute, transmit, sublicense, transfer or assign the Applications; (ii) decompile, reverse engineer, disassemble or modify the Applications; or (iii) remove, efface or obscure any copyright or other proprietary notices or legends from the Applications.

          1.3 Verizon Wireless Property and Rights. You hereby acknowledge and agree that nothing in this Agreement grants to you a right or license in any patents, copyrights, trade secrets, trademarks, logos or other property or rights of Verizon Wireless.

2. Removal of Applications from the Carrier Catalog.

     1. Removal Request. Under the BREW(TM) Developer Agreement, you may request, in writing, the removal of an Application(s) from the BREW(TM) Catalog. Any such Application(s) will be removed from the Carrier Catalog at the same time that such Application(s) is removed from the BREW(TM) Catalog. You acknowledge and agree, however, that such Application(s) will not be removed from the Carrier Catalog, even if you ask Verizon Wireless to remove such Application(s), until such time as the Application(s) is removed from the BREW(TM) Catalog. Although such removal will terminate this Agreement with respect to the Application(s), you also agree and acknowledge that the removal of an Application(s) from the Carrier Catalog will not terminate an end user's rights or licenses to continue to use such Application(s) if the Application(s) was downloaded by the end user prior to removal.

     2. Removal by Verizon Wireless. Verizon Wireless may at any time, at its sole discretion and for any reason, remove an Application(s) from the Carrier Catalog. Although such removal will terminate this Agreement with respect to the Application(s), you acknowledge and agree that the removal of an Application(s) by Verizon Wireless from the Carrier Catalog will not terminate an end user's rights or licenses to continue to use such Application(s) if the Application(s) was downloaded by the end user prior to removal.

3. The DAP.

     1. Payments by Qualcomm, Incorporated. You recognize and acknowledge that all payments made to you by Qualcomm, Incorporated under the BREW(TM) Developer Agreement constitute a "pass through" payment of any and/or all amounts which may be owed to Qualcomm, Incorporated by Verizon Wireless for any/all Applications downloaded from the Carrier Catalog by end users. Further, you recognize and acknowledge that you only will be entitled to receive payments from Qualcomm, Incorporated under the BREW(TM) Developer Agreement if, through the efforts of Verizon Wireless, end users download the Applications from the Carrier Catalog. Nonetheless, you recognize and acknowledge that all payments made by Qualcomm, Incorporated to you, any failure by Qualcomm, Incorporated to make such payments and/or any disputes over such payments will be governed exclusively by the BREW(TM) Developer Agreement. VERIZON WIRELESS BEARS NO RESPONSIBILITY OR LIABILITY TO YOU FOR ANY SUCH PAYMENTS, FAILURE TO MAKE SUCH PAYMENTS AND/OR DISPUTES CONCERNING SUCH PAYMENTS.

     2. Establishing the DAP. You and Verizon Wireless may choose from time to time to discuss and negotiate a DAP for one or more Applications. If you and Verizon Wireless negotiate a DAP for one or more Applications, you must submit a pricing template(s) for the Application(s) in accordance with the BREW(TM) Developer Agreement.

     3.   No Payments. Notwithstanding the description of payments in this
          Section 3 (The DAP), no payments will be made by one party to the other under this Agreement.

     4. Charges to End Users. You acknowledge and agree that the fees charged by Verizon Wireless to end users for their use of the wireless communications services needed to download the Applications, as well as the fees charged end users for downloading the Applications, will be determined by Verizon Wireless in its sole discretion. You also acknowledge and agree that Verizon Wireless alone will be responsible for billing end users, as well as for all associated collection activity, for such fees.

          3.5 Free Demonstration. For each Application on the Carrier Catalog, you agree to provide a demonstration version of the Application that end users may download free of charge to view and/or trial. Verizon Wireless will not charge a fee to end users for downloading the demonstration version of any Application, although end users may be charged for use of the; wireless communications services needed to download the demonstration version of an Application, and the DAP for the demonstration version of each Application will be set at zero. The duration of the demonstration version of each Application, as well as the included functionality, will be determined by you in your sole discretion, but the demonstration version of every Application must accurately replicate the experience of end users who pay to download the Application.

     4. Limitation of Obligations. You are under no obligation under this Agreement to develop any Applications, post any Applications on the BREW(TM) Catalog or keep any Applications posted on the BREW(TM) Catalog. Verizon Wireless is under no obligation under this Agreement to download into the Carrier Catalog any Applications, market any Applications downloaded into the Carrier Catalog to end users or ensure that end users download any Applications.

     5. Ownership. Subject to the licenses granted in this Agreement, and the BREW(TM) End User License Agreement, you are and will remain the owner of all right, title and interest in and to each Application, including all intellectual property rights therein.

     6. Service Level Agreement. You agree to comply with the applicable performance obligations set forth in the service level agreement ("Service Level Agreement") attached hereto as Exhibit A with respect to any and all Applications that utilize the BREW(TM) API-labled I-SOCKET. The terms of the Service Level Agreement are incorporated herein by reference. In the event of any conflicts between the terms of this Agreement and the Service Level Agreement, the express terms of the Service Level Agreement shall govern and control solely with respect to the subject matter in conflict.

     7.   Representations and Warranties.

          1. No Viruses. You represent and warrant to Verizon Wireless that each Application will be free from code that: (i) might disrupt, disable, harm or otherwise impede the operation of any software, firmware, hardware, wireless communications device, computer system or network; and/or (ii) would enable you or anyone else to access the Application for any reason unless permitted by this Agreement. Verizon Wireless may pursue any rights in law or at equity to remedy any harm caused by any Application that violates this Section 7.1 (No Viruses).

     2. Application Representation and Warranty. Each Application will be deemed accepted by Verizon Wireless at the time it is downloaded into the Carrier Catalog. You represent and warrant to Verizon Wireless that, for as long as an Application remains on the Carrier Catalog, the Application will perform in accordance with applicable documentation and standards, including, without limitation, the specifications for True BREW(TM) Certification and any specifications posted by Verizon Wireless on the extranet maintained for developers of Applications ("Extranet"). In the event Verizon Wireless believes that this representation and warranty is breached, it will provide written notice to you and, within 10 days, you will: (i) repair the Application so as to bring its performance into conformity with applicable documentation and standards; or (ii) replace the Application with a version of the Application that performs in accordance with applicable documentation and standards. To the extent neither (i) nor (ii) above is commercially feasible, Verizon Wireless will remove the Application from the Carrier Catalog, and this Agreement then will terminate with respect to the Application. No such removal and termination will terminate an end user's rights or licenses to continue to use Applications downloaded by the end user prior to such removal or termination. THE FOREGOING WILL BE VERIZON WIRELESS' SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH OF THE FOREGOING REPRESENTATION AND WARRANTY. THIS LIMITATION OF REMEDY DOES NOT APPLY TO ANY APPLICATION THAT VIOLATES SECTION 7.1 (NO VIRUSES).

     3. Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER YOU NOR VERIZON WIRELESS MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.   Indemnification.

     1. Indemnification. You hereby agree to defend, indemnify and hold harmless Verizon Wireless and all end users (each an "Indemnified Party") against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities, whether under a theory of negligence, strict liability, contract or otherwise, incurred or to be incurred by an Indemnified Party, including, but not limited to, reasonable attorneys' fees, arising out of, resulting from or related to any copying, reproduction, display, performance, exploitation, use, distribution, transmission, sublicensing, transfer or assignment of an Application(s) or related documentation permitted under this Agreement that allegedly causes harm or causes an infringement of any patent, copyright, trademark, trade secret or other property rights of one or more third parties arising in any jurisdiction throughout the world. Verizon Wireless agrees to provide you with written notice of any claim subject to indemnification, allowing you to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that Verizon Wireless may participate in the defense of a claim at its own expense. Any disposition or settlement of a claim that imposes any liability on or affects the rights of Verizon Wireless will require the prior written consent of Verizon Wireless.

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     2.   Limited Remedies. If you determine that an Application becomes, or is likely to become, the subject of an infringement claim or action, you may: (i) procure, at no cost to Verizon Wireless, the right to continue distributing and/or sublicensing such Application or any portion thereof; or (ii) replace or modify the Application, or any portion therefore, to render it non-infringing, provided the replaced or modified version of the Application performs in accordance with applicable documentation and standards and passes True BREW(TM) Certification. Alternatively, if neither (i) nor (ii) above are commercially feasible, Verizon Wireless will remove the Application from the Carrier Catalog, and this Agreement then will terminate with respect to such Application. No such removal and termination will terminate an end user's rights or licenses to continue to use Applications downloaded by the end user prior to such removal or termination.

     3. Exceptions. You will have no liability under this Section 8 (Indemnification) for any claim or action where such claim or action would have been avoided but for modifications to an Application, or any portion thereof, made by Verizon Wireless or an end user in violation of this Agreement. Similarly, you will have no liability under this Section 8 (Indemnification) for any claim or action where such claim or action would have been avoided but for the combination or use of an Application, or any portion thereof, with other products, processes or materials not supplied by you if such combination or use was not intended or anticipated.

     4. Sole Remedy. The obligations and remedies set forth in this Section 8 (Indemnification) shall be the sole and exclusive remedies of Verizon Wireless with regard to an Application's infringement of third party patent, copyright, trademark, trade secret or other property rights.

     9. Liability Limitations.
          1. No Consequential Damages. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 8 (INDEMNIFICATION) OR A BREACH OF SECTION 1.2 (LICENSE RESTRICTIONS) OR SECTION 7.1 (NO VIRUSES), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY, FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE OR STATUTORY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA, REVENUES, BUSINESS OR PROFITS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS CONTAINED IN THIS SECTION 9 (LIABILITY LIMITATIONS) APPLY REGARDLESS OF WHETHER THEY WERE ADVISED OF OR WERE AWARE OF THE POSSIBILITY OF THE DAMAGES SET FORTH IN THE PRECEDING SENTENCE.

          2. Limits on Liability. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 8 (INDEMNIFICATION) OR A BREACH OF SECTION
               1.2 (LICENSE RESTRICTIONS) OR SECTION 7.1 (NO VIRUSES), IN NO EVENT SHALL THE TOTAL, CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY REGARDING ANY AND ALL CLAIMS AND CAUSES OF ACTION, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE AMOUNTS RECEIVED BY YOU FOR THE APPLICATIONS DISTRIBUTED BY VERIZON WIRELESS TO END USERS.

          3. Other. THE LIMITATIONS SET FORTH IN THIS SECTION 9 (LIABILITY LIMITATIONS) SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE AND REGULATION, NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING LIMITATIONS IN THIS
               SECTION 9 (LIABILITY LIMITATIONS) ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

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     10. Term and Termination.

          1. Term. This Agreement will become effective with respect to each Application on the date Verizon Wireless downloads the Application into the Carrier Catalog, and will remain in effect until terminated as provided in this Agreement.

          2. Termination. Verizon Wireless may terminate this Agreement with respect to any or all Applications, with or without cause, by removing the Applications from the Carrier Catalog. Upon termination of this Agreement, Verizon Wireless agrees to cease permitting end users, or any other persons, to download the subject Applications. Further, this Agreement will terminate with respect to any or all Applications on the date such Applications are removed from the BREW(TM) Catalog, as well as the Carrier Catalog, in accordance with the BREW(TM) Developer Agreement and this Agreement. You acknowledge and agree that the termination of this Agreement with respect to an Application does not terminate the rights or licenses of an end user to continue to use the Application if the Application was downloaded by the end user prior to termination.

          3. Survival. Upon termination of this Agreement, the following provisions will survive termination: (i) Section 5 (Ownership);
               (ii) Section 8 (Indemnification); (iii) Section 9 (Liability Limitations); (iv) Section 10 (Term and Termination); and (v)
               Section 11 (General).

     11. General.

          1. Dispute Resolution. Any claim or controversy arising out of or relating to this Agreement will be settled by an independent arbitration administered by the American Arbitration Association under the Wireless Industry Arbitration rules as modified by this Agreement. The arbitration shall occur before a single, neutral arbitrator and, in rendering a decision, the arbitrator shall apply the substantive law of the State of New York. The decision of the arbitrator shall be enforceable in the Federal District Court for the district where the arbitration is held.

          2. Advertising. You agree not to place advertisements on any Application, whether advertisements for other Applications or third party advertisements, without the prior written consent of Verizon Wireless.

          3. End User Information. You agree not to use, copy or disclose, for any purpose other than to perform your obligations under this Agreement, any personally identifiable information about end users that you gather as a result of their download or use of the Applications.

          4. Publicity and Confidentiality. You may not issue any marketing or other communications intended for public disclosure, including, without limitation, press releases, advertisements and websites, that reference Verizon Wireless or use the Verizon Wireless logo without the prior written consent of Verizon Wireless unless specifically permitted by the publicity guidelines posted by Verizon Wireless on the Extranet. Further, you agree that the terms and conditions of this Agreement are the confidential and proprietary information of Verizon Wireless, and that you will not disclose such information to any third party without the prior written consent of Verizon Wireless. This obligation of confidentiality will continue for the longer of: (i) five (5) years from the effective date hereof; or (ii) for as long as this Agreement is in effect, plus an additional two (2) year period thereafter.

               11.5 Export Control Compliance. Verizon Wireless agrees that it will not export or re-export any Applications, or any portions of thereof, in any form in violation of the laws, rules and regulations of the United States or any other jurisdiction or country without the appropriate United States and foreign government export or import licenses or other official authorization.

          6. Government Legend. Both parties acknowledge and agree that the Applications are "commercial computer software" as defined in DFARS 252.227 7014, and that they have been developed exclusively at private expense. Pursuant to FAR 12.212 or DFARS 227 7202 and their successors, as applicable, all use, reproduction and disclosure of the Applications is governed by this Agreement.

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          7.   Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired, and a valid, legal and enforceable provision of similar intent and economic impact shall be substituted therefore.

          8. Waiver. The failure by either party to require the performance of the other party under any provision of this Agreement will not affect the right of such party to require performance under said provision at any time thereafter. Nor will waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

               11.9 Construction. The headings and captions of this Agreement are inserted only for convenience and identification and are in no way intended to define, limit or expand the scope and/or intent of this Agreement.

               11.10 Relationship of Parties. You and Verizon Wireless are independent contractors under this Agreement, and nothing herein shall establish any relationship of partnership, joint venture, employment, franchise or agency between you and Verizon Wireless. Neither you nor Verizon Wireless shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

          11. Assignment. Verizon Wireless may assign this Agreement in whole without your consent, but you may not assign this Agreement in whole or in part without the prior written consent of Verizon Wireless. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of Verizon Wireless.

               11.12 Compliance with Laws. Both parties agree to comply with all applicable laws, rules and regulations in connection with their activities under this Agreement.

               11.13 Governing Law. This Agreement is governed by the laws of the State of New York, without regard to its conflict of law principles. The United Nations Convention on Contracts for Sale of International Goods does not apply to this Agreement.

               11.14 Notices. All notices required by this Agreement must be in writing and delivered, via United States mail, postage prepaid, courier or facsimile to the other party as agreed to by the parties. Notice will be deemed effective upon receipt.

                    1. Entire Agreement and Amendment. This Agreement completely and exclusively states the agreement between you and Verizon Wireless regarding its subject matter. This Agreement supersedes and replaces all prior or contemporaneous understandings, representations, agreements or other communications between you and Verizon Wireless, whether oral or written, regarding its subject matter. No modification of this Agreement will be valid except in writing signed by you and Verizon Wireless.

                                    Exhibit A

                             Service Level Agreement

This Service Level Agreement is Exhibit A to the BREW(TM) Application License Agreement between you and Verizon Wireless.

I. Help Desk Technical Support

Upon reasonable request, whether initiated via telephone, facsimile or fax, you will provide technical support services to designated contacts at Verizon Wireless ("Help Desk Technical Support"). Help Desk Technical Support will include, but is not limited to, consultation on the operation and utilization of the Applications and problem resolution for failures of the Applications as reported by Verizon Wireless. All Help Desk Technical Support will be provided by you.

II. End User Technical Support

As set forth below, you will use commercially reasonable efforts to provide technical and service related support to designated contacts at Verizon Wireless regarding end users who download one or more of the Applications from the Carrier Catalog on a 24 hours a day, seven (7) days a week basis by both telephone and electronic mail ("End User Technical Support"). End User Technical Support will include, but is not limited to, the functions set forth below.
     . Establishment and maintenance of a toll free telephone number for designated contacts at Verizon Wireless to call to obtain End User Technical Support.
     . Establishment and maintenance of an electronic mail address specifically for designated contacts at Verizon Wireless to write to obtain End User Technical Support.
     . Answering the toll free telephone number with a standard, professional support greeting.
     . Answering all messages sent to the electronic mail address using a standard, professional format.
     . Troubleshooting of World Wide Web connection problems when brought to your attention by designated contacts at Verizon Wireless in calls to the toll free telephone number or in messages to the electronic mail address.
     . Provide basic assistance on navigation and use of the Applications when requested by designated contacts at Verizon Wireless in calls to the toll free telephone number or in messages to the electronic mail address.
     . Assist with registration, password and user profile issues, in situations where proper operation and use of the Applications is dependent on those issues, when requested in calls to the toll free telephone number or in messages to the electronic mail address.
     . Log all calls to the toll free telephone number and all messages to the electronic mail address, each a Problem Action Request ("PAR"), and keep records of those logs for at least two (2) years.
     . Conduct ongoing testing of the Applications to proactively troubleshoot and resolve problems.

III. PARS

The response to PARs will be determined by the severity of the problem reported by Verizon Wireless. You and Verizon Wireless will assign trouble severity based on the codes set forth in the following table ("Severity Code").

--------------------------------------------------------------------------------
Severity  Description                          Maximum   Minimum    Initial
Code                                           Restoral  Status     Response
                                               Time      Intervals  Time
--------------------------------------------------------------------------------
1         A Severity Code 1 PAR shall be       1 hour    1 hour     30 minutes
          defined as a "Critical problem"
          when the problem with the
          Application(s) causes:

          . a complete outage of a product or
          service; or

          . a reoccurring temporary outage of
          a product or service; or

          . data loss or corruption; or

          . critical job/data integrity
          defect.

          Example: 404 Error on a top two (2)
          tier service category.

2         A Severity Code 2 PAR shall be       6 hours   1 hours    60 minutes
          defined as a "Major Problem" when
          the problem with the Application(s)
          causes:
          . severe or moderate degradation of
          the capability of the
          Application(s); or
          . materially different performance
          of essential features and functions
          of the Application(s) from those
          normally experienced by end users;
          or
          . an inability to service end user
          help requests related to the
          Application(s); or
          . a failure of non-essential
          features or functions of the
          Application(s); or
          . a failure that requires ongoing
          intervention by Verizon Wireless to
          maintain the Application(s).

          Example: End users receive "compile
          error" messages when attempting to
          read a news item.

3         A Severity Code 3 PAR shall be       48 hours  1 day      2 hours
          defined as a "Minor Problem" when
          the problem with the Application(s)
          causes:
          . minimal degradation of an end
          user experience; or
          . materially different performance
          of non-essential features and
          functions of the Application(s)
          from those normally experienced by
          end users.
          Example: Service personnel must
          manually log on to site with the
          user name and password

1. Third Party Interaction
   -----------------------

To the extent necessary, you will interface with third party software, hardware, content and/or application providers used by you to establish, maintain and/or provide the Applications to Verizon Wireless for distribution to end users. In connection with Help Desk Technical Support and End User Technical Support, Verizon Wireless will not be handed off to such third parties for any reason.

2. PAR Initiation and Tracking
   ---------------------------

Severity assessment of PARs shall be assigned by the party detecting the problem and communicating the problem to the other party. In addition, PARs shall be tracked via a common issue number. Both parties shall agree on the severity assessment and issue number in the initial communication regarding each PAR.

Both you and Verizon Wireless will communicate about PARs though a single support telephone number. Such telephone numbers will be exchanged at the time that this Agreement becomes effective, and they will be staffed 24 hours a day, seven (7) days a week. A root cause analysis of each PAR will be provided by you within five (5) days for all Severity Code 1 and Severity Code 2 PARs. Further, you will provide a written event assessment within 24 hours of the resolution of all PARs.

3. Escalations
   -----------

Escalations shall occur if response times, status intervals, initial response times or post-event documentation times are not met. You and Verizon Wireless shall exchange escalation contacts and their numbers through the Vice President level at the time that this Agreement becomes effective.

4. Upgrade Coordination
   --------------------

You will give Verizon Wireless at least 24 hours written notice of the installation of any new software releases related to one or more of the Applications, as well as the installation of any new hardware related to one or more of the Applications. Included in the notice will be any expected changes to the Applications.

5. Maintenance
   -----------

Scheduled downtime for the Applications shall not exceed two (2) hours and shall not occur during normal working hours.

IV. Service Levels

You will ensure that the performance and availability of each of the Applications is monitored on a continuous, 24 hours a day, seven (7) days a week basis. This monitoring shall encompass the performance and availability of the underlying network within your span of control, any and all servers used to provide and support the Applications, disk space utilization and Internet connectivity. Further, you will ensure that each of the Applications is available for end users to download from the Carrier Catalog, as well as for use by end users after download, on average 99.0% of the time during each calendar month. This excludes scheduled maintenance periods.

You will ensure that each transaction related to each of the Applications will complete within five (5) seconds or less, on average, excluding network transfer time. This metric shall be attained at least 90.0% of the time on a weekly basis.

The network between your hardware and software, on the one hand, and the Internet, on the other hand, will be configured such that no single component failure will significantly impact the availability or performance of the Applications. This network will be sized such that no single connection runs at more than 70.0% average utilization for a five (5) minute peak period each day.

V. Reporting

You are responsible for reporting to Verizon Wireless on a monthly basis your actual performance against each of the service levels set forth in Section IV. above. The parties will mutually agree on the precise content, format and method for delivering these reports at the time this Agreement becomes effective. On a monthly basis, you will provide a report reflecting the uptime (as a percentage) and response time of the web servers that are serving the Applications. If there are any outages as defined in Section III. above, you will provide a written explanation, including, without limitation, the length of the outage, reason for the outage and the corrective action taken, of the outage and the resolution.

VI. Non-Performance

If you fail to meet one or more of the service levels set forth in Section IV. above, Verizon Wireless either may (a) give you written notice along with 30 days to cure the non-performance or (b) terminate this Agreement in accordance with Section 10 of this Agreement.

VII. Changes to Service Levels

Upon mutual, written agreement, you and Verizon Wireless may change the service levels set forth herein from time to time.

This is version number 1.2 of the contract.
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[ ] I accept the Verizon Wireless Terms and Conditions